REVOLVING LOAN AND SECURITY AGREEMENT

REVOLVING LOAN AND SECURITY AGREEMENT ("Agreement") by and between IBM CREDIT CORPORATION ("IBM Credit") and the undersigned customer ("Customer") of IBM Credit.

1.   DEFINITIONS

1.1  Special Definitions.    The following terms shall have the following
respective meanings in this Agreement:

     "Accounts": as defined in the UCC.

     "Advance": any loan or advance made by IBM Credit to or for the account of Customer pursuant to this Agreement.

     "Advance Date": for a specific Advance, the Business Day on which IBM Credit makes an Advance under this Agreement.

     "Available Credit": at any time, (1) the Maximum Advance Amount less (2) the Outstanding Advances at such time.

     "Borrowing Base": as set forth in Attachment A, the percentage of the amount of the Customer's Eligible Accounts as of the date of determination as reflected in Customer's most recent Collateral reports pursuant to Section 3.8(j) of this Agreement.

     "Business Day": any day other than a Saturday, Sunday, other day on which commercial banks in New York, NY are authorized or required by law to close or other day on which IBM Credit is closed.

     "Closing Date": the date upon which all conditions precedent to the effectiveness of this Agreement are performed to the satisfaction of IBM Credit or waived in writing by IBM Credit.

     "Collateral": as defined in Section 4.1.

     "Default": either (1) an Event of Default, or (2) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

     "Delinquency Fee Rate": as defined in Attachment A.

     "Eligible Accounts": as defined in Section 3.3.

     "Event of Default": as defined in Section 6.1.

     "Guarantor": the guarantors as set forth in Attachment B.

     "Intellectual Property": Customer's possession of such assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trade names, trade dress and trade secrets and all rights and other property relating thereto or arising therefrom as are necessary or advisable for the continuance of its present and proposed business activities.

     "Line of Credit": as defined in Section 2.1.

     "Material Adverse Effect": a material adverse effect (1) on the business, operations, results of operations, assets, or financial condition of Customer, (2) on the aggregate value of the Collateral or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable cost of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (3) on the rights and remedies of IBM Credit under this Agreement.

     "Maximum Advance Amount": at any time, the lesser of (1) the amount of the Line of Credit at such time and (2) the Borrowing Base at such time.

     "Obligations": all covenants, agreements, warranties, duties, representations, loans, advances, liabilities and indebtedness Of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Customer to IBM Credit or whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured, unsecured or arising under this Agreement, the Other Agreements or any agreements previously, now or hereafter executed by Customer and delivered to IBM Credit, or by oral agreement or operation of law and
     whether or not evidenced by instruments of indebtedness.   Obligations
     shall include, without limitation, any third party claims against Customer satisfied or acquired by IBM Credit.

     "Other Agreements": all security agreements, mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and other agreements previously, now or hereafter executed by Customer and delivered to IBM Credit or delivered by or on behalf of Customer to a third party and assigned to IBM Credit by operation of law or otherwise.

     "Outstanding Advances": at the time of determination, the unpaid principal amount of all Advances made by IBM Credit.

     "Periodic Rate": the Revolver Financing Charge or Delinquency Fee Rate, as the case may be, multiplied by the quotient of the number of days elapsed in the applicable billing period divided by 360.

     "Permitted Liens": as defined in Attachment B.

     "Permitted Prior Liens": as defined in Attachment B. "Person": any individual, association, firm, corporation, governmental body, agency or instrumentality whatsoever. "Policies": as defined in Section 5.1 (r).

     "Person": any individual, association, firm, corporation, governmental body, agency or instrumentality whatsoever.

     "Policies": as defined in Section 5.1(r).

     "Prime Rate": as of the date of determination, the average of the rates of interest announced by Citibank, N.A., Chase Manhattan Bank and Bank of America National Trust & Savings Association (or any other bank which IBM Credit uses in its normal course of business of determining Prime
     Rate) as their prime or base rate, as of the last Business Day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most creditworthy borrowers.

     "Revolver Financing Charge": as defined in Attachment A.

     "UCC": the Uniform Commercial Code in effect from time to time in the state set forth in Attachment A.

     "Voting Stock": securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

1.2  Other Defined Terms.   Terms not otherwise defined in this Agreement
which are defined in the UCC shall have the meanings assigned to them therein.

2.   LINE OF CREDIT/INTEREST RATES/CHARGES

2.1  Line of Credit.    Subject to the terms and conditions set forth in this
Agreement, on and after the Closing Date to but not including the date that is the earlier of (i) the date on which this Agreement is terminated pursuant to Section 7 and (ii) the date on which IBM Credit terminates the Credit Line pursuant to Section 6, IBM Credit agrees to extend to the Customer a line of credit (the "Line of Credit") in the amount set forth in Attachment A pursuant to which IBM Credit will make to the Customer, from time to time, Advances in an aggregate amount at any one time outstanding not to exceed the
Maximum Advance Amount.   Notwithstanding any other term or provision of this
Agreement, IBM Credit may, at any time and from time to time, in its sole discretion (x) temporarily increase the amount of the Line of Credit above the amount set forth in Attachment A and decrease the amount of the Line of Credit back to the amount of the Line of Credit set forth in Attachment A, in each case upon written notice to the Customer and (y) make Advances pursuant to this Agreement upon the request of Customer in an aggregate amount at any one time outstanding in excess of the Line of Credit.

2.1.1 Interest. (A) Subject to paragraph (B) below, each Advance shall accrue interest at a rate per annum equal to the lesser of (i) the Revolver Financing Charge and (ii) the highest rate from time to time permitted by applicable law. Amounts received from Customer in excess of such highest rate from time to time permitted by applicable law shall be considered reductions to principal to the extent of such excess.

(B) If any amount owed under this Agreement is not paid when due (whether at maturity, by acceleration or otherwise), the unpaid amount will bear interest from and including its due date to and including the date IBM Credit receives
payment.   Such interest will accrue at a rate per annum equal to the lesser of (i) the Delinquency Fee Rate and (ii) the highest rate from time to time permitted by applicable law. Amounts received from Customer in excess of such highest rate from time to time permitted by applicable law shall be considered reductions to principal to the extent of such excess.

(C)  The Revolver Financing Charge and the Delinquency Fee Rate are computed
on the basis of a 360-day year for the actual number of days elapsed.   The
Revolver Financing Charge for each billing period shall be calculated by multiplying the Periodic Rate for the billing period by the Average Daily Balance (as hereinafter defined) of the Advances outstanding during said period which were not past-due. The Delinquency Fee Rate for each billing period shall be calculated by multiplying the applicable Periodic Rate for the billing period by the applicable Average Daily Balance of the Advances outstanding during said period which were past-due. The "Average Daily Balance" of the outstanding Advances shall be equal to the sum of the principal balances of the Advances as of each day during the billing period, divided by the number of days in the billing period.

2.1.2     Charges.    Customer hereby agrees to pay to IBM Credit the charges
set forth in the "Other Charges" section of Attachment A to this Agreement. Customer hereby acknowledges that any such charges are not interest but that such charges, if unpaid, will constitute part of the principal from time to time outstanding.

2.1.3     Voluntary Prepayment.    Customer may at any time prepay in whole
or in part all amounts owed under this Agreement. IBM Credit may, in its sole discretion, if amounts owed to IBM Credit are delinquent, apply payments first to pay interest and other amounts owing under this Agreement and then to pay the principal amount owed by the Customer. IBM Credit may, but shall not be obligated to, apply principal payments to the oldest (earliest) Advances first.

2.2 Payments. (A) If, on any date, the Outstanding Advances shall exceed the Maximum Advance Amount (such excess, the "Shortfall Amount"), the Customer shall within two (2) Business Days from such date pay the Advances in an amount equal to the Shortfall Amount plus interest at the Delinquency Fee Rate for the period from and including the initial date of the occurrence of the Shortfall Amount to and including the date IBM Credit receives payment for such Shortfall Amount.

(B) Interest and Other Charges owed under this Agreement, and any charges hereafter agreed to by the parties are payable monthly on receipt of IBM Credit's bill or statement and IBM Credit may, in its sole discretion, if amounts owed to IBM Credit are delinquent, add interest and Other Charges to Customer's outstanding loan balance. In accordance with the provisions of
Section 2.1.1 and Section 2.1.2, each statement of account rendered by IBM Credit to Customer and relating to the Obligations shall be presumed to be correct and accurate and shall constitute an account stated that is fully binding upon Customer unless, within ten (10) Business Days after the statement is received by Customer, Customer shall give to IBM Credit written objection specifying the error or errors, if any, contained in that statement. Customer shall be deemed to have received such statement five (5) Business Days from the date IBM Credit mails such statement by United States first-class mail, postage prepaid, and properly addressed to Customer.

3.   LINE OF CREDIT - ADDITIONAL PROVISIONS

3.1  Procedures for Advances.    (A)  Customer shall deliver to IBM Credit a
written request ("Request for Advance") for each Advance. Customer may deliver a Request for Advance via facsimile transmission. The Request for Advance shall specify (i) the requested Advance Date and (ii) the amount of the requested Advance. Customer shall include with each Request for Advance a list ("Schedule of Accounts") of all Accounts created or acquired by Customer since the previous Schedule of Accounts. Customer shall not request an Advance in excess of the Available Credit on the requested Advance Date for an Advance after giving effect to the repayment of any Outstanding Advances to be made on such date.

(B) In the event Customer utilizes an IBM Credit inventory financing plan, it will be pursuant to the terms of the Agreement for Wholesale Financing (as amended or otherwise modified from time to time, the "AWF") between Customer and IBM Credit dated as set forth in Attachment A to this Agreement. IBM Credit may, in its sole and absolute discretion, make an advance to itself under the Line of Credit to satisfy Customer's obligations under the AWF. Customer hereby authorizes IBM Credit to make such advances. Any such advance shall constitute an Advance under this Agreement. Customer acknowledges that unless and until IBM Credit makes such an Advance the obligations of the Customer to IBM Credit under the AWF shall be due and payable in accordance with the terms and conditions of the AWF and nothing in this Agreement relieves Customer of any payment or other obligations under the AWF.

3.2 Each Advance. The submission by Customer of a Request for Advance and the receipt by the Customer of the proceeds of any Advance on an Advance Date shall be deemed to be a representation and warranty by the Customer that, as of and on such Advance Date, the following statements set forth in (A) through (C) are true:

(A) The representations and warranties contained in this Agreement and in each Other Agreement are true and correct as though made on and as of such Advance Date;

(B) No event has occurred and is continuing, or would result from such Advance or the application of the proceeds thereof, which could reasonably be expected to have a Material Adverse Effect; and

(C) Both before and after giving effect to the making of such Advance, no Shortfall Amount exists.

3.3 Ineligible Accounts. IBM Credit and Customer agree that IBM Credit shall have the sole right to determine eligibility of Accounts from an Account debtor (the "Eligible Accounts") for purposes of determining the Borrowing Base; however, without limiting such right, the following Accounts will be deemed to be not Eligible Accounts for purposes of determining the Borrowing Base:

(a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made later than thirty (30) days from the date of sale;

(b)  Accounts unpaid more than ninety (90) days from date of invoice;

(c) Accounts payable by an Account debtor if fifty percent (50%) or more of the outstanding balance of all Accounts payable by such Account debtor remains unpaid for more than ninety (90) days from the date of invoice;

(d) Accounts payable by an Account debtor that is an officer, employee, agent, parent, guarantor, subsidiary, stockholder or affiliate of Customer or is related to or has common shareholders, officers or directors with Customer;

(e)  Accounts arising from consignment sales;

(f) Accounts with respect to which the payment by the Account debtor is or may be conditional;

(g) Accounts payable by any Account debtor (other than any wholly owned subsidiaries of International Business Machines Corporation located outside of the United States) that (i) is not a commercial or institutional entity, or (ii) is not a resident of the United States;

(h) Accounts payable by any Account debtor to which Customer is or may become liable for goods sold or services rendered by such Account debtor to Customer;

(i) Accounts arising from the sale or lease of goods purchased for a personal, family or household purpose;

(j) Accounts arising from the sale or lease of goods that have been used for demonstration purposes or loaned by the Customer to another party;

(k)  Accounts which are progress payment accounts;

(l) Accounts payable by any Account debtor that is, or Customer knows will become, subject to proceedings under United States Bankruptcy Law or other law for the relief of debtors;

(m)  Accounts which are not payable in US dollars;

(n) Accounts payable by any Account debtor that is a remarketer of computer hardware and software products and whose purchases of such products from Customer have been financed by another person, other than IBM Credit, who pays the proceeds of such financing directly to Customer on behalf of such debtor ("Third Party Financer") unless (i) such Third Party Financer does not have a separate financing relationship with Customer or (ii) such Third Party Financer has a separate financing relationship with Customer and has waived its right to set off its obligations to Customer;

(o) Accounts arising from the sale or lease of goods which are billed in advance of shipment by Customer;

(p) Accounts as to which IBM Credit does not have a valid, perfected, first priority security interest;

(q) Accounts with respect to which Customer has permitted or agreed to any extension, compromise or settlement, or made any change or modification of any kind or nature, including, but not limited to, any change or modification to the terms relating thereto;

(r) Accounts which do not arise from undisputed bona fide transactions completed in accordance with the terms and conditions contained in the invoices and purchase orders relating thereto;

(s) Accounts which are discounted for the full payment term specified in Customer's terms and conditions with its Account debtors, or for any longer period of time;

(t)  Accounts on cash on delivery (COD) terms;

(u) Accounts arising from maintenance or service contracts which are billed in advance of full performance of service;

(v)  Accounts arising from bartered transactions;

(w) Accounts arising from incentive payments, rebates, discounts, credits, and refunds from a supplier; and

(x) For any and all other Accounts which IBM Credit deems, in its sole and absolute discretion, to be ineligible, IBM Credit will provide Customer with 10 days notice.

3.4 Reimbursement for Charges. Customer agrees to reimburse IBM Credit for all charges paid by IBM Credit with respect to collection of checks and other items of payment, all fees relating to the use and maintenance of a lockbox account and with respect to remittances of proceeds of the loans hereunder.

3.5 Collections. (A) Customer shall establish and maintain a lockbox (the "Lockbox"), at the address set forth in Attachment A with the financial institution listed in Attachment A (the "Bank") pursuant to an agreement between Customer and Bank in form and substance satisfactory to IBM Credit. Customer shall also establish and maintain a deposit account which shall contain only proceeds of Customer's Accounts (the "Special Account") with the Bank. Customer shall enter into and maintain a blocked account agreement with the Bank for the benefit of IBM Credit in form and substance satisfactory to IBM Credit.

(B) Customer shall instruct all Account debtors to remit payments directly to the Lockbox. In addition, Customer shall have such instruction printed in conspicuous type on all invoices. Customer further agrees that it shall not deposit or permit any deposits of funds other than remittances paid in respect of the Account into the Special Account or permit any commingling of funds with such remittances in the Lockbox or Special Account.

(C) IBM Credit may at its option notify any Account debtor or debtors of the assignment of Accounts, and directly collect the same. All payments received by Customer from its Account debtors, whether in the form of money, checks, notes, drafts, or other things of value or items of payment, shall be received by Customer solely as agent and in trust for IBM Credit. Customer shall properly endorse and immediately deposit into the Special Account, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidences of, or properties constituting payment of, or on account of, Accounts, including all cash. Customer shall have no right and agrees not to commingle with its own funds or to use, divert or withhold any of the proceeds of any collections received thereon. Customer shall make entries on its books and records in a form satisfactory to IBM Credit and shall keep a separate account on its record books of all collections received thereon. Until delivery to IBM Credit, Customer shall keep all remittances received separate and apart from Customer's funds so that they are capable of identification as the property of IBM Credit.

3.6 Collection Days. All amounts received by IBM Credit in respect of any Account may be credited by IBM Credit to the repayment of the Obligations under this Agreement or, in IBM Credit's sole and absolute discretion, may be disbursed to Customer. Should no Obligations exist, as defined in the Agreement, then such amounts will be disbursed to Customer, provided that no pending legal action or judgment exists against the Customer. The crediting of amounts received by IBM Credit in respect of such Obligations shall in all cases be subject to the final collection thereof.

3.7 Power of Attorney. Customer hereby irrevocably appoints IBM Credit (and any person designated by it) as Customer's true and lawful attorney- in-fact with full power to at any time, in good faith and in compliance with commercially reasonable standards, in the sole and absolute discretion of IBM
Credit:

     (a) upon the occurrence and during the continuance of an Event of Default, demand payment, enforce payment and otherwise exercise all Customer's rights and remedies with respect to the collection of any Accounts;

     (b) upon the occurrence and during the continuance of an Event of Default, settle, adjust, compromise, extend or renew any Accounts;

     (c) to settle, adjust or compromise any legal proceedings brought to collect any Accounts;

     (d) upon the occurrence and during the continuance of an Event of Default, sell or assign any Accounts upon such terms, for such amounts and at such time or times as IBM Credit may deem advisable;

     (e) upon the occurrence and during the continuance of an Event of Default, discharge and release any Accounts;

     (f) to prepare, file and sign Customer's name on any proof of claim or similar document against any Account debtor;

     (g) to prepare, file and sign Customer's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts;

     (h) to endorse the name of Customer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto;

     (i) to endorse the name of Customer upon any of the items of payment of proceeds and deposit the same in the account of IBM Credit for application to the Obligations;

     (j) to sign the name of Customer to requests for verification of Accounts and notices thereof to Account debtors;

     (k) to sign the name of Customer on any document or instrument that IBM Credit shall deem necessary or appropriate to perfect and maintain perfected the security interest in the Collateral contemplated under this Agreement and the Other Agreements;

     (l) upon the occurrence and during the continuance of an Event of Default, to make, settle and adjust claims under the Policies and endorse Customer's name on any check, draft, instrument or other item of payment of the proceeds of the Policies; and

     (m) upon the occurrence and during the continuance of an Event of Default, to take control in any manner of any item of payment or proceeds (excluding any rebates, discounts or credits) and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to Customer to such address as IBM Credit may designate.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable until the later of the payment in full of the Obligations and the termination of this Agreement.

3.8  Continuing Requirements.  Customer shall:

     (a) from time to time, if required by IBM Credit, immediately upon their creation, deliver to IBM Credit copies of all invoices, delivery evidences and other documents relating to each Account;

     (b) within three (3) Business Days after Customer's learning thereof, inform IBM Credit in writing of any rejection of goods or services by any Account debtor, delays in delivery of goods or performance of services, non-performance of contracts and of any assertion of any claim, offset or counterclaim by any Account debtor, if such return or rejection could reasonably be expected to have a Material Adverse Effect;

     (c) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto;

     (d) within three (3) Business Days after Customer's learning thereof, furnish to and inform IBM Credit in writing of all adverse information relating to the financial condition of any Account debtor if such information could reasonably be expected to have a Material Adverse Effect;

     (e) affix appropriate endorsements or assignments upon all items of payment and proceeds so that the same may be properly deposited by IBM Credit to IBM Credit's account;

     (f) within three (3) Business Days after Customer's learning thereof, notify IBM Credit in writing which Accounts may be deemed ineligible as defined in Subsection 3.3 herein;

     (g) keep all goods rejected or returned by any Account debtor and all goods repossessed or stopped in transit by Customer from any Account debtor segregated from other property of Customer, holding the same in trust and as trustee for IBM Credit until Customer applies a credit against such Account debtor's outstanding obligations to Customer or sells such goods in the ordinary course of business, whichever occurs first, if such returned goods could reasonably be expected, as determined by IBM Credit, to have a Material Adverse Affect;

     (h) stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to IBM Credit's security interest and immediately thereafter deliver or cause such chattel paper and instruments to be delivered to IBM Credit or any agent designated by IBM Credit with appropriate endorsements and assignments to vest title and possession in IBM Credit;

     (i) together with each Request for Advance, provide IBM Credit with a summary of the aging of the Accounts; and

     (j) provide to IBM Credit a detailed aging report of its Accounts, which shall include its accounts receivable ledger and its on-line aging of Accounts and any other report listing other Collateral that IBM Credit may request, in a format acceptable to IBM Credit, no later than the fifteenth (15th) day of each month and containing information as of the close of business on the last day of the preceding month.



3.9 Rights of IBM Credit. IBM Credit may, without notice to Customer and at any time or times hereafter, when Customer has any Obligations to IBM Credit:

     (a) verify with Account debtors or others the validity, amount or any other matter relating to any Account by mail, telephone or other means in the name of Customer or IBM Credit; and

     (b) take control in any manner of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts.

3.10 Release. Customer releases IBM Credit from any and all claims and causes of action which Customer may now or hereafter have for any loss or damage to it claimed to be caused by or arising from:

     (a) any failure of IBM Credit to protect, enforce or collect, in whole or in part, any Account;

     (b) IBM Credit's notification to any Account debtors thereon of IBM Credit's security interest in any of the Accounts;

     (c) IBM Credit's directing any Account debtor to pay any sum owing to Customer directly to IBM Credit; and

     (d) any other act or omission to act on the part of IBM Credit, its officers, agents or employees, except for its gross negligence or willful misconduct.

IBM Credit shall have no obligation to preserve rights to Accounts against prior parties.

3.11 Additional Requirements. Customer agrees to comply with the requirements set forth in Attachment A to this Agreement.

3.12 Audit. Customer shall at all times permit IBM Credit (or any person designated by it) upon notification, during Customer's usual business hours, to have access to audit, examine and check the Collateral, Customer's other assets and any and all of Customer's books, records, files and business procedures and practices, and permit the copying of the same and the making of abstracts therefrom as part of IBM Credit's customary audit procedures.

4.   SECURITY - COLLATERAL

4.1 Grant. To secure Customer's payment and performance of the Obligations and to secure Customer I s prompt, full and faithful performance and observance of all of the provisions under this Agreement and the Other Agreements, Customer hereby grants IBM Credit a security interest in all of Customer's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

     (a) all inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

     (b) all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles (other than any Intellectual Property) and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

     (c)  all substitutions and replacements for all of the foregoing;

     (d)  all books and records pertaining to any of the foregoing: and

     (e) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

Customer covenants and agrees with IBM Credit that: (a) the security interest granted under this Agreement is in addition to any other security interest from time to time held by IBM Credit; (b) IBM Credit may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (c) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Customer to IBM Credit pursuant to this Agreement and the Other Agreements.

4.2 Instruments. Customer shall execute and deliver, or cause to be executed and delivered, to IBM Credit at such time or times as IBM Credit may request, all financing statements, continuation statements, security agreements, assignments, certificates, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of accounts, and other documents, instruments, agreements and other papers, and take any other action, that IBM Credit may deem desirable to create, confirm, perfect or maintain perfected IBM Credit's security interest in the Collateral.
Customer shall make appropriate entries on its books and records disclosing IBM Credit's security interest in the Collateral.

5.   WARRANTIES, REPRESENTATIONS, AND COVENANTS

5.1 Affirmative Warranties, Representations and Covenants. Except as otherwise specifically provided in any of the Other Agreements, Customer warrants and represents to and covenants with IBM Credit that:

     (a) Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services, made or performed by Customer, in the ordinary course of its business; the Account debtors have accepted such goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense or counterclaim and have the ostensible authority to contract; and there are no proceedings or actions known to Customer which are pending or threatened against any Account debtor that might result in any material adverse change in such Account debtor's financial condition;

     (b) Customer has and shall at all times have good and valid title to all Collateral free and clear of all liens, security interests, encumbrances and claims of any Person, except for Permitted Liens;

     (c) IBM Credit's security interest in the Collateral is and shall at all times constitute a perfected security interest in the Collateral which security interest is not and shall at no time become subordinate or junior to the security interest, lien, encumbrance or claim of any other Person except for Permitted Prior Liens;

     (d) Customer is and shall at all times during the term of this Agreement be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation set forth in Attachment A and qualified and licensed to do business in each state, county, or parish in which the nature of its business or property requires it to be qualified or licensed;

     (e) Customer has the right and is duly authorized to enter into this Agreement and the Other Agreements and the execution, delivery and performance of this Agreement and the Other Agreements by the Customer do not and will not violate Customer's articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Customer or any provisions of any indenture, agreement, document, instrument or undertaking to which Customer is now or hereafter becomes a party or by which it is, may be or hereafter becomes bound;

     (f) each Guarantor has the right and power to and is duly authorized to make any guaranty given to IBM Credit;

     (g) all financial statements and information relating to Customer and any Guarantor which have been or may hereafter be delivered by Customer or any Guarantor to IBM Credit are true and correct and have been, and upon delivery will be, prepared in accordance with generally accepted accounting principles and there has been no material adverse change in the financial or business condition of Customer since the submission of any such financial information to IBM Credit;

     (h) there are, and shall be, no actions or proceedings pending or threatened against Customer and no change or development involving a prospective change which in any such case, has had or could reasonably be expected to have a material adverse effect on
          (i) Customer's business (financial or otherwise), (ii) the value of the Collateral or the amount which IBM Credit would be likely to receive in the liquidation of such Collateral, (iii) the Customer's ability to perform its Obligations, or (iv) the rights and remedies of IBM Credit under this Agreement or the Other Agreements;

     (i) Customer shall maintain all of its properties (business and otherwise) in good condition and repair and pay and discharge all costs of necessary repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto, except where adequate reserves (as defined by GAAP) have been made;

     (j) Customer will use commercially reasonable efforts to collect all Accounts owed;

     (k) Customer has duly filed and shall hereafter duly file all federal, state, local and other governmental tax returns which it is required by law to file;

     (l) all taxes, levies, assessments and governmental charges of any nature which are or may become due by Customer have been and will be fully paid when due and Customer shall promptly pay when due all such tax liabilities which may hereafter accrue;

     (m) Customer shall maintain a system of accounting in accordance with generally accepted accounting principles and ledger and account records which contain such information as may be requested by IBM Credit;

     (n)  Customer shall deliver to IBM Credit:

         1) within ninety (90) days after the end of each of Customer's fiscal years, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering Customer's operations for such fiscal year, prepared in accordance with generally accepted accounting standards, audited by an independent certified public accountant satisfactory to IBM Credit and containing an opinion of such public accountant in form and substance satisfactory to IBM Credit,

         2) within forty-five (45) days after the end of each of Customer's first three fiscal quarters, Customer shall deliver to IBM Credit a reasonably detailed balance sheet as of the last day of such quarter and profit and loss statement covering Customer's operations for such quarter (subject to normal year-end audit adjustments) prepared in accordance with generally accepted accounting standards,

         3) promptly upon the request therefor by IBM Credit, any other report requested by IBM Credit relating to the Collateral or the financial condition of Customer.

     Each report, statement, or document delivered or caused to be delivered to IBM Credit under this Subsection 5.1 (n) shall be accompanied by the certificate of an authorized officer of Customer to the effect that to the best of such officer's knowledge, after due diligence and following a reasonably independent investigation and review, the same is complete and correct and thoroughly and accurately presents the financial condition of Customer and that there exists on the date of delivery of said certificate no condition or event which constitutes a Default or Event of Default under this Agreement or any of the Other Agreements;

     (o) Customer shall promptly supply IBM Credit with such other information concerning its or any Guarantor's affairs as IBM Credit from time to time hereafter may reasonably request;

     (p) The address of the principal place of business and chief executive office of Customer is as set forth in Attachment B to this Agreement. The books and records of Customer, and all of its chattel paper and records of Accounts, are maintained at such location. There is no location in which Customer has any assets, equipment or inventory (except for vehicles and inventory in transit for processing) other than those locations identified in Attachment B. There is no location in which Customer has a place of business other than those locations identified in Attachment B pursuant to the preceding sentence and those other locations identified in Attachment B. Attachment B also contains a complete list of the legal names and addresses of each warehouse at which Customer's inventory is stored. All receipts received by Customer from any warehouseman shall state that the goods covered shall be delivered only to Customer. Customer agrees to notify IBM Credit in writing at least thirty (30) days prior to the effective date of any change in the information listed in Attachment B.

     (q) Customer agrees that it shall give IBM Credit thirty (30) days advance notice prior to any change in Customer's identity, name, form of ownership or management.

     (r) Customer, at its sole expense, shall keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties and interests in properties in similar businesses. All such insurance policies ("Policies") shall be in form, with companies, in amounts and with deductibles satisfactory to IBM Credit. Customer shall deliver to IBM Credit true and correct copies of the Policies as well as such evidence of insurance as IBM Credit may from time to time require, and, on IBM Credit's request, evidence of payment of all premiums therefor. Each of the Policies shall contain an endorsement, in a form satisfactory to IBM Credit, showing loss payable to IBM Credit; upon receipt of proceeds by IBM Credit the same shall be applied on account of Obligations. Customer agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days' written notice before any Policy shall be altered or cancelled and that no act or default of Customer or any other person shall affect the right of IBM Credit to recover under the Policies. Customer hereby directs all insurers under the Policies to pay all proceeds directly to IBM Credit.

          Without limiting the generality of the foregoing, Customer shall keep and maintain, at its sole expense, the Collateral insured for an amount not less than the amount set forth in writing by IBM Credit from time to time against all loss or damage under an "all risk" Policy with companies mutually acceptable to IBM Credit and Customer, with a lender's loss payable endorsement or mortgagee clause in form and substance reasonably satisfactory to IBM Credit designating that any loss payable thereunder with respect to such Collateral shall be payable to IBM Credit. Customer agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days written notice before any Policy shall be altered or cancelled and that no act or default of Customer or any other person shall affect the right of IBM Credit to recover under the Policies. Customer hereby agrees to direct all insurers under the Policies to pay all proceeds with respect to the Collateral directly to IBM Credit.

          If Customer fails to pay any cost, charges or premiums, or if Customer fails to insure the Collateral, IBM Credit may pay such costs, charges or premiums. Any amounts paid by IBM Credit hereunder shall be considered an additional debt owed by Customer to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

     (s) Customer shall advise IBM Credit of the commencement or institution of legal proceedings filed against the Customer subsequent to the execution of this Agreement before any court, administrative board or tribunal which, in the event of an adverse decision to Customer, could have a material adverse effect on the Customer's condition (financial or otherwise), operations, properties or prospects or the Customer's ability to perform its Obligations or the rights and remedies of IBM Credit under this Agreement and the Other Agreements.

5.2 Negative Covenants. Customer agrees with IBM Credit that Customer will not at any time (without IBM Credit's express prior written consent):

     (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets;

     (b)  merge or consolidate with another corporation;

     (c)  acquire any other corporation;

     (d) enter into any transaction not in the usual course of its business which might be expected in any material way adversely affect the ability of Customer to repay the Obligations;

     (e) guarantee or indemnify or otherwise become in any way liable with respect to the obligations of any person, except by endorsement of instruments or items of payment for deposit to the general account of Customer or which are transmitted or turned over to IBM Credit on account of the Obligations;

     (f) redeem, retire, purchase or otherwise acquire, directly or indirectly, any material portion of Customer's capital stock which might be expected in any way to materially adversely affect the ability of the Customer to repay the Obligations;

     (g) make any change in Customer's capital structure or in any of its business objectives, purposes or operations which might be expected in any way to materially adversely affect the ability of Customer to repay the Obligations;

     (h) make any distribution of Customer's property or assets with an aggregate value not to exceed 1% of Customer's Total Net Worth as defined in Attachment A;

     (i) incur any debts outside of the ordinary course of Customer's business except renewals or extensions of existing debts and interest thereon; and

     (j) make any loans, advances, contributions or payments of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder of Customer or of any such corporation including, without limitation, paying any dividend on or making any payment on account of any capital stock of Customer or indebtedness of Customer to any of the foregoing (except for compensation for personal services actually rendered in an amount not to exceed that available on an arms length basis).

6.   DEFAULT

6.1  Definition.   Any one or more of the following events shall constitute
an event of default ("Event of Default") by Customer under this Agreement and the Other Agreements:

     (a) Customer or any Guarantor breaches any term, provision, condition or covenant contained in this Agreement, in any of the Other Agreements or any guaranty;

     (b) Any warranty, representation, statement, report, or certificate made or delivered by Customer or any of its officers, employees, or agents or by any Guarantor to IBM Credit is not true and correct;

     (c) Customer fails to immediately pay any of the Obligations when due and payable or declared to be due and payable;

     (d) IBM Credit shall determine that it is insecure with respect to any of the Collateral that would materially and adversely affect its value or a known event or condition which may adversely affect repayment of any part of the Obligations;

     (e) Customer attempts to or shall sell, transfer, convey, exchange, assign, mortgage, pledge, charge, grant a security interest in or otherwise dispose of or in any way part with the possession of the Collateral, other than in the ordinary course of business or as otherwise permitted under this Agreement;

     (f) Customer removes, other than by sale to the extent allowed under this Agreement, any part of the Collateral from any of Customer's locations specified in Attachment B to this Agreement;

     (g)  Customer abandons the Collateral or any part thereof;

     (h) Any judgment is entered against Customer and such judgment is not satisfied, dismissed, stayed or superseded by bond within thirty
          (30) days after the date of entry thereof (and in the event of a stay or supersedeas bond such judgment is not discharged within 30 days after termination of such stay or bond);

     (i) There issues a warrant of distress for any rent or taxes with respect to any premises occupied by Customer in or upon which the Collateral, or any part thereof, may at any time be situated;

     (j) Customer suffers or permits the Collateral to be seized or taken in execution without the consent of IBM Credit;

     (k) Customer fails to insure or keep insured the Collateral within the provisions of this Agreement;

     (l)  Customer suspends business;

     (m) (i) Customer shall become insolvent or generally fail to pay, or shall admit its inability or refusal to pay debts as they become due;

        (ii) Customer shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for Customer or for its properties, assets, business or undertakings;

        (iii) any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, shall be commenced in respect to Customer; or

        (iv) Customer shall take any action to authorize, or in the furtherance of, any of the foregoing;

     (n) Any guaranty of any or all of the Customer's Obligations executed by any Guarantor in favor of IBM Credit shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested or denied by any Guarantor, or any Guarantor shall deny that it, he or she has any further liability or obligation thereunder or any Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in said Guaranty;

     (o) Any event shall occur or condition shall exist under any agreement or instrument relating to any debt of the Customer and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such nonpayment, other condition or conditions is to accelerate, or permit the acceleration of the maturity of such debt, for any reason whatsoever;

     (p) Any "person" (as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the Voting Stock of Customer;

     (q)  Customer is in default under the terms of any of the Other
          Agreements.

6.2  Rights of IBM Credit.   Upon the occurrence and during the continuance
of any Event of Default, IBM Credit may:

     (a) declare all or any of the Obligations immediately due and payable together with all court costs and all costs and expenses of repossession and collection activity, including, but not limited to, reasonable attorney's fees;

     (b)  terminate the Line of Credit;

     (c) exercise any or all of the rights accruing to a secured party upon default by a debtor under the Uniform Commercial Code and any other applicable laws;

     (d) sell, lease or otherwise dispose of the Collateral at public or private sale;

     (e) at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to IBM Credit therefor, do one or more of the following:

        (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as IBM Credit may deem convenient;

        (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement, under the UCC or other applicable law, of IBM Credit's security interest in the Collateral or until IBM Credit's removal of the Collateral to such other place or places as IBM Credit may deem convenient;

        (iii) remain on such premises and use the same, together with Customer's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral; and

        (iv) remove the same to such place or places as IBM Credit may deem convenient for the purpose of IBM Credit's using the same in connection with IBM Credit's liquidation and collection of such Collateral and to conduct and prepare for the disposition of such Collateral (and Customer grants IBM Credit a security interest in all Customer's contract-related material, supplies, books, and records for such purpose as those described above);

     provided that upon the occurrence of any Event of Default set forth in
     Section 6.1(m) all of the Obligations automatically shall become immediately due and payable together with all such costs and expenses.

6.3  Customer's Obligations.   Upon the occurrence and during the continuance
of an Event of Default, Customer shall if IBM Credit requests, assemble the Collateral and make it available to IBM Credit at a place or places to be designated by IBM Credit. Customer recognizes that if Customer fails to perform, observe or discharge any of its Obligations under this Agreement or the Other Agreements no remedy at law will provide adequate relief to IBM Credit; therefore, Customer agrees that IBM Credit shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. All of IBM Credit's rights and remedies granted under this Agreement and Other Agreements are cumulative and non-exclusive.

6.4  Waiver.   Upon the occurrence and during the continuance of an Event of
Default, Customer waives and releases: any and all claims and causes of action which it may now or ever have against IBM Credit as a result of any possession, repossession, collection or sale by IBM Credit of any of the Collateral, notwithstanding the effect of such possession, repossession, collection or sale upon Customer's business; all rights of redemption from any such sale; and the benefit of all valuation, appraisal and exemption laws. IBM Credit's only obligation in respect to its repossession, collection or sale of any Collateral is to act in a commercially reasonable manner. If IBM Credit seeks to take possession of any of the Collateral by replevin or other court process Customer hereby irrevocably waives any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

7.   MISCELLANEOUS

7.1 Termination. This Agreement shall be effective until the first anniversary of the date of the execution and delivery by Customer of this Agreement and shall automatically renew itself from year to year thereafter unless terminated as hereinafter provided. This Agreement may be terminated by either party at any time by giving written notice of such termination by registered mail or certified mail addressed to the other party at the address provided for in this Agreement. Termination shall be effective on the date specified in the written notification (the "Effective Date of Termination") which date shall be no less than thirty (30) days from the date the written notification is delivered by the terminating party. Customer shall not be relieved from any Obligations to IBM Credit until such time as all of the Obligations of Customer shall have been indefeasibly paid in full. Upon the termination of this Agreement by IBM Credit or Customer, all of Customer's Obligations incurred under this Agreement shall be immediately due and payable in their entirety, even if they are not yet due under their terms, on the Effective Date of Termination. IBM Credit's rights under this Agreement and IBM Credit's security interest in the Collateral shall continue after termination of this Agreement until all of Customer's Obligations to IBM Credit are indefeasibly paid in full. The covenants, warranties and representations of this Agreement shall survive termination of the Agreement.

7.2 Collection. Customer agrees that checks and other instruments delivered to IBM Credit on account of Customer's Obligations shall constitute conditional payment until such items are actually paid to IBM Credit. Upon the continuance of any default by the Customer, Customer waives the right to direct the application of any and all payments hereafter received by IBM Credit on account of Customer's Obligations. Customer agrees that IBM Credit shall have the continuing exclusive right to apply and reapply any such payments in such manner as IBM Credit may deem advisable notwithstanding any entry by IBM Credit upon any of its books and records.

7.3  Demand, Etc.  Customer waives to the extent permitted by law:

     (a)  demand, protest and all notices of protest, default or dishonor;

     (b)  all notices of payment and non-payment;

     (c)  all notices required by law; and

     (d) except as otherwise specifically provided for in this Agreement, all notices of default, non-payment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by IBM Credit on which Customer may, in any way, be liable and Customer hereby ratifies and confirms whatever IBM Credit may do in that regard.

7.4 Additional Obligations. IBM Credit, without waiving or releasing any Obligation or Default of Customer, may perform any Obligations of Customer that Customer shall fail to perform. IBM Credit may, at any time or times hereafter, but shall be under no obligation so to do, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by IBM Credit in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney's fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral.

7.5 Indemnification. Customer hereby agrees to indemnify and hold harmless IBM Credit against all loss or liability relating, directly or indirectly, to any of the activities of the Customer or its predecessors in interest, to the execution, delivery or performance of this Agreement or the Other Agreements or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral. Notwithstanding the foregoing, Customer shall not be obligated to indemnify IBM Credit for any loss or liability which is the direct result of IBM Credit's gross negligence or willful misconduct. The indemnity provided herein shall survive this Agreement.

7.6 Alterations/Waiver. In the event that IBM Credit at any time or from time to time dispenses with any one or more of the Obligations specified in this Agreement or any of the Other Agreements, such dispensation may be revoked by IBM Credit at any time and shall not be deemed to constitute a waiver of any such Obligation subsequent thereto. IBM Credit's failure at any time or times to require strict performance by Customer of any Obligations shall not waive, affect or diminish any right of IBM Credit thereafter to demand strict compliance and performance. Any waiver by IBM Credit of any Default by Customer under this Agreement or any of the Other Agreements shall not waive or affect any other Default by Customer under this Agreement or any of the Other Agreements, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the Obligations of Customer contained in this Agreement or the Other Agreements and no Default by Customer shall be deemed waived by IBM Credit unless such waiver is in writing signed by an authorized representative of IBM Credit and delivered to Customer.

7.7 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) three (3) Business Days after deposit in the United States mails, registered or certified return receipt with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (iii) one Business Day after being deposited with a reputable overnight courier with all charges prepaid, or
(iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated in Attachment B or to such other address or number as each party designates to the other in the manner herein prescribed.

7.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

7.9 One Loan. All loans and advances heretofore, now or hereafter made by IBM Credit to Customer under this Agreement or the Other Agreements shall constitute one loan secured by IBM Credit's security interests in the Collateral and by all other security interests, liens and encumbrances previously, presently or in the future granted by Customer to IBM Credit or any assignor of IBM Credit.

7.10 Additional Collateral. All monies, reserves and proceeds received or collected by IBM Credit with respect to Accounts and other property of Customer in possession of IBM Credit at any time or times hereafter are hereby pledged by Customer to IBM Credit as security for the payment of Customer's Obligations and may be held by IBM Credit (without interest to Customer) until Customer's Obligations are paid in full or applied by IBM Credit on account of Customer's Obligations. IBM Credit may release to Customer such portions of such monies, reserves and proceeds as IBM Credit may from time to time determine, in its sole discretion.

7.11 Offsets. Customer hereby waives any right of set-off it may have against IBM Credit.

7.12 Limitation of Liability. IBM Credit shall not have any liability with respect to any special, indirect or consequential damages suffered by Customer in connection with this Agreement, any other Agreement or any claims in any manner related thereto.

7.13 Time.  Time shall be of the essence hereof.

7.14 Entire Agreement. This Agreement, together with the Other Agreements and any other documents to be delivered pursuant hereto and thereto,
constitutes the entire Agreement between the Customer and   IBM Credit
pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect to the subject matter hereof.

7.15 Paragraph Titles. The Section titles used in this Agreement and the Other Agreements are for convenience only and do not define or limit the contents of any Section.

7.16 Binding Effect. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of IBM Credit and Customer and their respective successors and assigns but Customer shall have no right to assign this Agreement or any of the Other Agreements without the prior written consent of IBM Credit.

7.17 Conditions To Effectiveness. The effectiveness of this Agreement shall be conditioned upon the receipt by IBM Credit of the instruments and other documents specified in Attachment A to this Agreement including IBM Credit's receipt of an agreement, in form and substance satisfactory to IBM Credit, between Customer and a financial institution acceptable to IBM Credit, which creates a lockbox account arrangement which is blocked in favor of IBM Credit so that the only disbursements made against the account shall be in favor of IBM Credit.

7.18 Submission by Customer. This Agreement and the Other Agreements are submitted by Customer to IBM Credit (for IBM Credit's acceptance or rejection thereof) at IBM Credit's place of business specified in Attachment B of this Agreement, as an offer by Customer to borrow monies from IBM Credit and shall not be binding upon IBM Credit or become effective until and unless accepted in writing by IBM Credit at its said place of business. If so accepted, this Agreement and the Other Agreements shall be deemed to have been made at IBM Credit's said place of business. This Agreement and the Other Agreements and all transactions pursuant thereto shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects (including, but not limited to, the legality of the interest charged to Customer pursuant thereto) by the laws, statutes and decisions of the state of IBM Credit's said place of business. Customer, in order to induce IBM Credit to accept this Agreement and the Other Agreements, agrees that all actions or proceedings arising directly or indirectly in connection with this Agreement or the Other Agreements may be litigated, at IBM Credit's sole discretion and election, in courts having situs within the state where IBM Credit's aforesaid place of business is located. Customer hereby consents and submits to the jurisdiction of any local, state or federal court located within such state. Customer hereby waives any right it may have to transfer or change the venue of any litigation brought against it by IBM Credit in accordance with this paragraph.

CUSTOMER AND IBM CREDIT HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING IN WHICH IBM CREDIT AND CUSTOMER ARE PARTIES.


IN WITNESS WHEREOF, the duly authorized representatives of Customer have executed and delivered this Agreement as of the date set forth below.






Date:  9/23/97

Customer:  Andrea Electronics
Corporation

By:  /s/ Patrick D. Pilch
     --------------------------------

Print Name:    Patrick D.  Pilch
           --------------------------
Title:         EVP/CFO
      -------------------------------

ATTEST:  /s/ Richard A. Maue
       ------------------------------
              (Secretary)









ACCEPTED this 15th day of October, 1997, at IBM Credit's place of business specified at the beginning of this Agreement.






                               IBM Credit Corporation


                               By: /s/ Robert J. Halapin
                                   ------------------------------

                               Print Name:  Robert J. Halapin
                                            ---------------------

                               Title:     Account Executive
                                      ---------------------------









                           SECRETARY'S CERTIFICATE

                   (Revolving Loan and Security Agreement)

I, Richard A. Maue, do hereby certify that I am the duly elected and acting Secretary of Andrea Electronics, a New York corporation, and as such I am the keeper of the corporate records and seal of said corporation; that the following is a true and correct copy of resolutions duly adopted and ratified by action of the board of directors of said corporation on June 19, 1997 as ratified and approved by the stockholders of said corporation by action of said stockholders on June 19, 1997, all in accordance with its by-laws and articles of incorporation and the laws of its jurisdiction of incorporation; and that the same have not been modified, repealed, rescinded or withdrawn, are in full force and effect and do not contravene any provisions of said corporation's articles of incorporation or by-laws:

     RESOLVED, that the President, each Vice-President, the Secretary, the Treasurer and each other officer and each agent of this Corporation, or any one or more of them, be and they are hereby authorized and empowered on behalf of this Corporation: to obtain from IBM Credit Corporation ("IBM Credit") loans in such amounts and on such terms and conditions as such officers deem proper; to execute notes and other evidences of this corporation's indebtedness with respect thereto; to enter into financing and other agreements with IBM Credit relating to the terms and conditions upon which any such loans may be obtained and the security to be furnished by this corporation therefore; from time to time to modify, supplement or amend any such agreements, any such terms or conditions and any such security; from time to time to pledge, assign, guaranty, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of this corporation to IBM Credit, whenever and however arising, any and all accounts and other forms of obligations, receivables, choses in action, inventory, warehouse receipts, machinery, equipment, land, buildings and other real, personal or fixed property, tangible or intangible, now or hereafter belonging to or acquired by this corporation; for said purposes to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, debentures, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and to do and perform all other acts and things deemed by such officer or agent necessary, convenient or proper to carry out any of the foregoing; hereby ratifying, approving and confirming all that any said officers and agents have done or may do in the premises.



                   (Revolving Loan and Security Agreement)

I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

Co-President:
  John N. Andilea
-------------------------
  (Print Name)

  /s/ John N. Andilea
-------------------------
   (Signature)

Co-President:

   Douglas J.  Andrea
-------------------------
   (Print Name)

  /s/ Douglas J. Andrea
-------------------------
   (Signature)

EVP/CFO:

   Patrick D.  Pilch
------------------------------
   (Print Name)

  /s/ Patrick D. Pilch
-------------------------
   (Signature)

Treasurer:

   Richard A. Maue
--------------------
   (Print Name)

  /s/ Richard A. Maue
-------------------------
   (Signature)

Agent:

-------------------------
   (Print Name)


------------------------
   (Signature)

Witness my hand and seal of said corporation this 23rd day of September, 1997. (Attach corporate seal here.)

                         Richard A. Maue
                         -------------------------------
                         (Secretary of said corporation)


                               ATTACHMENT A TO
                    REVOLVING LOAN AID SECURITY AGREEMENT
                          Dated      9/23     , 1997
                                --------------


Customer's Name: Andrea Electronic Corporation

1.   A/R Revolver Credit Line Fees, Rates and Repayment Terms:

     (a)  Line of Credit in the amount of:
          Eight Million dollars ($8,000,000.00);

     (b)  Borrowing Base:

          (i) Percentage on invoice amount of Eligible Accounts: 85%; including, but not limited to, Accounts arising from incentive payments, rebates, discounts and refunds relating to Approved Inventory, to be later defined in an agreement, which are
          (i) verifiable by suppliers, and (ii) payable by suppliers, and
          (iii) paid by suppliers by check to a lockbox approved by IBM Credit Corporation.

          (ii) Valuation Percentage of Additional Collateral: 20%;
          Type of Additional Collateral: Raw Materials and Finished Goods (to be further defined in an agreement).

     (c)  Monthly Service Fees $1,000.00;

     (d)  Revolver Financing Charge: Prime Rate plus 0.75%;

     (e)  Delinquency Fee Rate: Prime Rate plus 6.50%.

2.   Documentation Requirements: (Other Agreements)

             Executed Revolving Loan and Security Agreement;
             Executed Blocked Account Amendment to a Lockbox Agreement; Executed Corporate Guaranty of all Affiliates, including: Andrea Direct Marketing, Inc., Andrea ANC Manufacturing, Inc., Andrea Marketing, Inc., Andrea Electronics Europe, Inc. and Andrea Military Communications, Inc., LLC.
             Executed Waiver of Landlord Lien for all premises in which a landlord had the right of levy for rent.
             Proof of "All risk" insurance policy in amount of $5,OOOK naming IBMCC as lender loss payee;
             Execute Agreement for Non-Transfer of Assets from owners with 10% or more holdings;

                               ATTACHMENT A TO
                     LETTER OF UNDERSTANDING (Continued)

1. Customer must submit the following within ninety (90) days after the end of Customer's fiscal year, and as requested by IBM Credit from time to time:

             Pro forma income statement, balance sheet and cash flow statement for the next 12 months or through the current fiscal year and the following fiscal year; and

             business narrative that at a minimum should include an explanation on how Customer plans to accomplish significant changes in revenue, gross profit margin, expenses, operating profit margin and net profit. The Customer's business strategy, anticipated business climate, and the headcount that will produce the projected financial results should also be included.

2.   Documentation Requirements (Other Agreements) (continued):

             A list of all creditors possessing a security interest or 1ien on accounts receivable; all creditors will be required to subordinate to IBM Credit or terminate their filings; and

             all creditors possessing a security interest or lien which is superior to IBM Credit's in any Collateral; creditors may be required to subordinate to IBM Credit.

3.   Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Letter of Understanding. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     Current shall mean within the on-going twelve month period.

     Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

     Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

     Current Ratio shall mean Current Assets divided by Current Liabilities.

     Long Term shall mean beyond the on-going twelve month period.

     Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories:

     tangible assets, investments, intangibles and other.

     Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

     Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

     Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

     Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

                               ATTACHMENT A TO
              REVOLVING LOAN AND SECURITY AGREEMENT (Continued)

3.  Financial Covenants (continued):

     Tangible Net Worth shall mean:

             Total Net Worth minus;

             (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customer's financial statements;

             (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

             (c)    all callable/redeemable preferred stock.

     Total Assets shall mean the total of Current Assets and Long Term
     Assets.

     Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

     Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

     Working Capital shall mean Current Assets minus Current Liabilities.

Customer will be required to maintain the following financial percentage and ratios as of the last day of the fiscal period under review by IBM Credit:

     a) Net Profit after Tax to Revenue percentage equal to or greater than 1.20%;

     b) Total Liabilities to Tangible Net Worth greater than zero and equal to or less than 1.3:1.0;

     c) Revenue (on an annual basis) to Working Capital ratio greater than zero and equal to or less than 5.0:1.0.

4.   Customer's state of incorporation is:   New York
                                           ------------







5.   Lockbox Information:                          6.   IBM Credit Account
Information:

     Bank Name:  European American Bank                 Bank Name:  First
Chicago Bank



     Address:      Long Island City,                    Address:    Chicago,
Illinois


                      New York
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              -------------------------
---------------------





6.   Uniform Commercial Code:

     The Uniform Commercial Code in effect from time to time in the state of
       New York  will apply to this Agreement.
     ------------